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                                   EXHIBIT 4.1

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                           FULLCOMM TECHNOLOGIES, INC.

         Fullcomm Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                           I. DESIGNATION AND AMOUNT.

         The designation of this series, which consists of ten thousand (10,000) shares of Preferred Stock, is the Series A Preferred Stock and the stated value shall be Twenty Dollars ($20) per share (the "Series A Preferred Stock").

                         II. VOTING AND DIVIDEND RIGHTS.

         The shares of Series A Preferred Stock contain no voting or dividend rights. Holders of Series A Preferred Stock will not be entitled to vote on any matter, question or proposition that may properly come before stockholders of this Corporation at a meeting of stockholders of this Corporation at which holder of common stock are entitled to vote or with respect to any other circumstances in which a stockholder of common stock is entitled to vote or consent. Holder of Series A Preferred Stock shall not be entitled to receive dividends declared with respect to the common stock or any other class of stock of the Corporation.

                            III. LIQUIDATION RIGHTS.

         The Series A Preferred Stock shall, as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its

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terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii)
junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock.

         If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the stated value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                             IV. CONVERSION RIGHTS.

         The outstanding shares of Series A Preferred Stock shall be convertible, in whole and not in part, into shares of restricted common stock of the Corporation, at the rate of 120 shares of common stock for each share of Series A Preferred Stock or an aggregate of 1,200,000 shares of common stock, at any time after the Corporation's Certificate of Incorporation has been amended

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to increase the Corporation's authorized common stock to a sufficient number of shares to provide for the shares to be issued upon conversion. No downward adjustment shall be made with respect to the conversion rate and number of shares of the Corporation's common stock issuable upon conversion in the event of a reverse split of the Corporation's common stock. The Holder of the Series A Preferred Stock shall effect conversions by surrendering to the Corporation the shares of Series A Preferred Stock together with a conversion notice in the form attached hereto as Exhibit A.

                                V. MISCELLANEOUS.

         (a) If the shares of Series A Preferred Stock are converted pursuant to
Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

         (b) Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of the Series A Preferred Stock certificate, the Corporation shall execute and deliver a new Series A Preferred Stock certificate to the holder thereof, of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock certificate if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

         (c) Upon submission of a Notice of Conversion by the holder of the Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of the Corporation's common stock and (ii) the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 16th day of July, 2002.

                                           FULLCOMM TECHNOLOGIES, INC.



                                           By:  /s/Brendan G. Elliott
                                                -------------------------------
                                                Brendan G. Elliott
                                                President



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                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert the above Series A Preferred Stock certificate number _______________ into shares of common stock, $0.0001 par value per share (the "Common Stock"), of Fullcomm Technologies, Inc. (the "Corporation") according to the conditions hereof, as of the date written below.


                                  _____________________________________________
                                  Date to Effect Conversion


                                  _____________________________________________
                                  Number of Shares to be Issued Upon Conversion


                                  _____________________________________________
                                  Signature


                                  _____________________________________________
                                  Name


                                  _____________________________________________
                                  Address

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